SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U.


For period ending: 7/31/2007
File number 811- 5686
Series No.: 6

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        AIM Cash Reserve Shares                         $ 23,746
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                          $ 5,367
        Class C                                          $ 2,803
        Class R                                            $ 775
        Investor Class                                  $ 12,847

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        AIM Cash Reserve Shares                        $000.0437
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                        $000.0362
        Class C                                        $000.0362
        Class R                                        $000.0412
        Investor Class                                 $000.0462

74U.  1 Number of shares outstanding (000's omitted)
        AIM Cash Reserve Shares                          554,913
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                          135,828
        Class C                                           81,419
        Class R                                           18,738
        Investor Class                                   270,791